UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2015

OUTFRONT Media Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York		10174
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 297-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On March 30, 2015, OUTFRONT Media Inc., a Maryland corporation (the “Company”), along with its wholly owned subsidiaries, Outfront Media Capital LLC, a Delaware limited liability company (“Finance LLC”), and Outfront Media Capital Corporation, a Delaware corporation (together with Finance LLC, the “Issuers”), and the other guarantors party thereto (the “Guarantors”), entered into a third supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of January 31, 2014 (as supplemented, the “Indenture”) with Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), relating to the issuance by the Issuers of an additional $100 million aggregate principal amount of 5.625% Senior Notes due 2024 (the “Notes”). The Notes were sold on March 30, 2015 in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes are of the same class and series as, and otherwise identical to, the 5.625% Senior Notes due 2024 that were previously issued by the Issuers under the Indenture, except that prior to the Exchange Offer (as defined below), the Notes will trade under a different CUSIP.

The Notes bear an interest rate of 5.625% per annum and interest on the Notes will be payable on May 15 and November 15 of each year, commencing on May 15, 2015. Interest on the Notes will be deemed to have accrued from November 15, 2014. The Notes will mature on February 15, 2024. The Notes are senior unsecured obligations of the Issuers and are guaranteed on a senior unsecured basis by the Company and the Guarantors.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s and its restricted subsidiaries’ abilities to, among other things, (i) incur additional indebtedness, guarantee indebtedness or issue disqualified stock or, in the case of such subsidiaries, preferred stock, (ii) pay dividends on, repurchase or make distributions in respect of the Company’s or Finance LLC’s capital stock or make other restricted payments, (iii) make certain investments or acquisitions, (iv) sell, transfer or otherwise convey certain assets, (v) create liens, (vi) enter into sale/leaseback transactions, (vii) enter into agreements restricting certain subsidiaries’ ability to pay dividends or make other intercompany transfers, (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s or its subsidiaries’ assets, (ix) enter into transactions with affiliates, (x) prepay certain kinds of indebtedness, and (xi) issue or sell stock of the Company’s subsidiaries. These covenants are subject to important exceptions and qualifications. Further, certain of these covenants will cease to apply after the date on which the Notes receive investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw Hill Companies, Inc., provided no default or event of default under the Indenture exists at that time. Such terminated covenants will be reinstated if the Notes lose their investment grade ratings at any time thereafter.

The Issuers may redeem some or all of the Notes at any time, or from time to time, on or after February 15, 2019 at redemption prices listed in the Indenture. In addition, prior to February 15, 2017, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes and the existing notes of this series in an amount not to exceed the net cash proceeds from certain equity offerings, at a redemption price of 105.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate amount of the Notes and the existing notes of this series originally issued under the Indenture remains outstanding after such redemption. The Issuers may also redeem all or some of the Notes at any time, or from time to time, prior to February 15, 2019, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium plus accrued and unpaid interest, if any, to the date of redemption.

Upon the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company is required to offer to repurchase the Notes and the existing notes of this series at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to the repurchase date.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, failure to pay certain judgments, certain events of bankruptcy and insolvency, and certain failures or repudiations of guarantees of the Notes. An event of default under the Indenture will allow either the Trustee or the holders of not less 25% in aggregate principal amount of the then-outstanding Notes and the existing notes of this series to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Supplemental Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company, the Issuers and the Guarantors entered into a registration rights agreement dated March 30, 2015 (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, serving as representatives of the initial purchasers of the Notes. Under the Registration Rights Agreement, the Company, the Issuers and the Guarantors agreed, among other things, to (i) file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the Notes and the guarantees thereof, (ii) use commercially reasonable efforts to cause such exchange offer registration statement to become effective within 365 days after March 30, 2015, and (iii) subject to certain limitations, consummate the exchange offer to which the exchange offer registration statement relates (the “Exchange Offer”) within 30 business days after the commencement of the Exchange Offer. Under certain circumstances, the Company, the Issuers and the Guarantors have agreed to file a shelf registration statement with the SEC with respect to the resale of the Notes and the guarantees thereof. If the Company, the Issuers and the Guarantors do not comply with these obligations, subject to limitations set forth in the Registration Rights Agreement, the Company, the Issuers and the Guarantors jointly and severally will be required to pay additional interest in an amount equal to 0.25% per annum of the principal amount of the Notes with respect to the first 90-day period immediately following the occurrence of such registration default. Thereafter, the amount of the additional interest will increase by 0.25% per annum on the principal amount of such Notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.00% per annum.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of March 30, 2015, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors named therein and Deutsche Bank Trust Company Americas.

10.1	Registration Rights Agreement, dated as of March 30, 2015, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

Date: March 30, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of March 30, 2015, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors named therein and Deutsche Bank Trust Company Americas.

10.1	Registration Rights Agreement, dated as of March 30, 2015, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC